    As filed with the Securities and Exchange Commission on August 12, 1997
                                                         Registration No.33-
    ------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            FIRSTFED FINANCIAL CORP.
               (Exact name of issuer as specified in its charter)

       DELAWARE                                             95-4087449
(State of Incorporation)                          (I.R.S. Identification Number)

 401 WILSHIRE BOULEVARD
SANTA MONICA, CALIFORNIA                                       90401
(Address of Principal                                       (Zip Code)
   Executive Offices)

                1997 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                 ANN E. LEDERER
                             Senior Vice President
                            FirstFed Financial Corp.
                             401 Wilshire Boulevard
                         Santa Monica, California 90401
                    (Name and address of agent for service)

                                 (310) 319-6039
         (Telephone number, including area code, of agent for service))
                             ______________________

                                With a copy to:
                           RANDY E. NONBERG, Esquire
                        Law Offices of Randy E. Nonberg
                      17383 Sunset Boulevard, Suite A-350
                      Pacific Palisades, California 90272
                                 (310) 573-1600
                                 --------------

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                       Proposed Maximum       Proposed              Amount of
Title of Securities     Amount to be   Offering Price per     Maximum               Registration
to be registered        Registered     share (1)              Aggregate Offering    Fee (1)
                                                              Price (1)
----------------------------------------------------------------------------------------------------
Common Stock
$1.00 par value         200,000         $32.937               $6,787,400.00         $2,056.78
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, based upon the average of the high and low prices reported of the Common Stock of FirstFed, Financial Corp. as reported on the New York Stock Exchange on August 8, 1997.

                            FIRSTFED FINANCIAL CORP.

                1997 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

                        PROSPECTUS DATED AUGUST 12, 1997

       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     This Prospectus relates to 200,000 shares of Common Stock, par value $0.01 per share (the "Common Shares"), of FirstFed Financial Corp. (the "Company") which are hereby offered for issuance by the Company to certain Nonemployee Directors of the Company and its subsidiaries under the Company's 1997 Nonemployee Directors Stock Incentive Plan (the "Plan"). The number of shares issuable under the Plan is subject to adjustment upon the occurrence of certain specified events. The Company is the sole issuer of the stock offered hereby. Quotations for the Common Shares are reported on the New York Stock Exchange under the symbol FED. The Company's principal executive office is located at 401 Wilshire Boulevard, Santa Monica, California 90401, and its telephone number is (310) 319-6000. This Prospectus does not cover the resale of any shares issued herein.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Shares issuable pursuant to the Plan (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Purchasers of Common Shares under the Plan, other than persons who are affiliates of the Company within the meaning of the Securities Act, may resell the shares in any way permitted by law and the Plan, as applicable. Affiliates of the Company may sell or transfer shares only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration statement covering such resales or pursuant to an effective exemption from the registration requirements of the Securities Act. This Prospectus may not be used by affiliates for the reoffer or resale of shares obtained pursuant to the Plan.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
                 THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   ________________________________________


     The date of this Prospectus is August 12, 1997

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer contained herein and if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor shall there be any sale of the securities by anyone, in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date of this Prospectus.

     The following documents of the Company heretofore filed with the Commission are hereby incorporated by reference:

     (1) Prospectus, dated December 12, 1988, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended; and

     (2) The description of the Company's Common Stock contained in the Company's rRegistration Statement on Form 8-A, dated May 28, 1987, filed with the Commission pursuant to Section 12 of the 1934 Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such reports and documents.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES) AND OTHER DOCUMENTS REQUIRED TO BE DELIVERED UNDER RULE 428(b) PROMULGATED UNDER THE SECURITIES ACT. WRITTEN REQUESTS SHOULD BE DIRECTED TO FIRSTFED FINANCIAL CORP., 401 WILSHIRE BOULEVARD, SANTA MONICA, CALIFORNIA 90401, ATTENTION: ANN E. LEDERER. TELEPHONE REQUESTS SHOULD BE DIRECTED TO ANN E. LEDERER, THE COMPANY'S SENIOR VICE PRESIDENT AND SECRETARY AT (310) 319-6000.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

General Description of the Plan............................................  4

Administration.............................................................  4

Amendment and Termination..................................................  4

Shares Subject to Stock Options............................................  5

Grant of Stock Options.....................................................  5

Eligible Participants......................................................  6

Restrictions on Resale.....................................................  7

Federal Income Tax Consequences............................................  7

Nonassignability...........................................................  7

                1997 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                -----------------------------------------------

GENERAL

     The purpose of the 1997 Nonemployee Directors Stock Incentive Plan (the "Plan") is to provide incentives that will attract and retain highly competent persons as Nonemployee Directors of FirstFed Financial Corp. (the "Company") by providing them with opportunities to acquire a proprietary interest in the Company by the grant to such persons of nonqualified Stock Options which may result in their ownership of Common Stock of the Company. The Plan was adopted by the Board of Directors of the Company on January 30, 1997 and approved by the stockholders of the Company at the Company's Annual Meeting held on April 23, 1997.

     The Plan authorizes the granting of Nonstatutory Stock Options ("Option" or "Stock Option") for shares of the Company's Common Stock ("Common Stock") to selected Nonemployee Directors. Options granted pursuant to the Plan shall not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan is not subject to any provisions of the Employment Retirement Income Security Act of 1974 ("ERISA") and is not required to be qualified under
Section 401(a) of the Code.

Administration
--------------

        The Plan shall, to the extent possible, be self-effectuating. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board is authorized and empowered to administer the Plan, which shall include, but shall not be limited to, the authority to construe and interpret the Plan and any agreements defining the rights and obligations under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, further define terms used in the Plan, and make all other determinations necessary or advisable for the administration thereof.

     The Board may at any time, or from time to time, delegate any or all of its authority to a Committee consisting of three or more directors of the Company, each of whom has not been eligible at any time within one year before appointment to such committee to receive an Option under the Plan.

Amendment and Termination
-------------------------

     The Plan will terminate ten years and one month after adoption by the Board, unless sooner terminated by the Board or the Committee. Any such termination shall not effect any Option granted prior to such termination. The Board or the Committee also has the power to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Amendments of the Plan shall be subject to any required regulatory approval and approved by stockholders if required.

     Upon the effective date of dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company is not the surviving corporation or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another isser or both, or upon the sale of all or substantially all the assets of the Company, all restrictions applicable to the exercise of outstanding Stock Options shall continue in full force and effect and provision shall be made in connection with such transaction for the continuance of the Plan and the assumption of the outstanding Stock Options by or the substitution for such Stock Options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof of the Company with appropriate and proportionate adjustment in the number and kind of shares or other security, and the price for each share or other security subject to such Options.

     The description of the Plan set forth below does not purport to be complete and is qualified in its entirety by the Plan itself (a copy of which is filed as Exhibit 4 to the Registration Statement of which this Prospectus is a part and is incorporated herein by this reference). Each holder also should refer to his or her own agreement(s) for the particular terms of his or her Stock Options.

     INFORMATION CONCERNING THE PLAN AND THE MEMBERS OF THE BOARD IS AVAILABLE FROM THE COMPANY'S CORPORATE SECRETARY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE, LOCATED AT 401 WILSHIRE BOULEVARD, SANTA MONICA, CALIFORNIA 90401, OR BY TELEPHONE AT (310) 319-6000.


SHARES SUBJECT TO OPTIONS

     Stock Options granted pursuant to the Plan shall be Stock Options to purchase Common Stock of the Company. The maximum aggregate number of shares which may be delivered upon the exercise of all Stock Options is 200,000 shares, subject to adjustment as provided above.

     Grant of Stock Options
     ----------------------

     Each person serving as a Nonemployee Director as of the Effective Date of the Plan has been granted a Stock Option to purchase 4,000 shares of Common Stock, which grant was priced and is effective as of January 30, 1997. These shares shall be vested on January 31, 1998. Whenever any person shall become a Nonemployee Director, there shall be granted to such person, automatically (without any action by the Administrator) a Stock Option to purchase 2,000 shares of Common Stock, which shares shall vest at the first Board meeting attended by such director thereafter.

     To each person serving as a Nonemployee Director on the Effective Date of the Plan, an annual grant of an Option to purchase 2,000 shares of Common Stock shall be granted automatically on the date of the first Board meeting each January of each calendar year after 1997 during the term of the Plan. As to each person who becomes a Nonemployee Director after the Effective Date of the Plan, on the anniversary date of such person having become a Nonemployee Director, there shall be granted automatically to each such person an Option to purchase 2,000 shares of Common Stock.

     Stock Options generally will be exercisable in such installments and at such times as the Board or the Committee may determine; however, no Nonemployee Director shall receive more than one Stock Option in any calendar year. In no event will an Option be exercisable after ten years from the date of grant. The Stock Options under this Plan will be exercisable only by delivery to the Company of written notice of exercise, together with the full Stock Option price of the shares purchased, which may be paid, either in full or in part, in cash or with Common Stock valued at its fair market value on the date of exercise of the Stock Option.

     If a participant's services as a member of the Board terminate by reason of death, Disability, or Normal Board Retirement, an Option granted hereunder held by such participant shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of shares of Common Stock subject to such Option for one year after the date of such termination or until the expiration of the stated term of such option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a participant dies or suffers a Disability during said one year period after Normal Board Retirement, such Option shall remain exercisable in full for a period of one year after the date of such death or Disability, or until the expiration of the stated term of such Option, whichever period is shorter, and then such Option shall terminate.

     If a participant's services as a member of the Board terminate for any other reason, any portion of an Option granted hereunder held by such participant which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for sixty (60) days after the date of such termination or until the expiration of the stated term of such Option.

ELIGIBLE PARTICIPANTS

Stock Options may be granted under the Plan only to Nonemployee Directors of the Company, or its subsidiaries. "Nonemployee Director" shall mean a member of the Board who is not an officer or employee of the Company or any of its subsidiary corporations at the time of determination.

RESTRICTIONS ON RESALE

     The acquisition and disposition of Common Stock by Insiders (an officer, director or beneficial owner of more than 10% of the Company's Common Stock) acquired pursuant to the 1994 Stock Option and Stock Appreciation Rights Plan could be subject to the provisions of Section 16(b) of the Exchange Act, under which any purchase of Common Shares within six months before or after any sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which sale proceeds exceed purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of Common
Stock.  The issuance of Stock Options under the Plan is an exempt
"purchase" under Section 16(b), pursuant to Rule 16b-3, provided that the Stock Option or underlying Common Stock issued pursuant to the Plan is or are held for at least six months from the date of the issuance under the Plan. The exercise of a Stock Option or other similar rights granted under the Plan will be an exempt "purchase" for purposes of Section 16(b). Pursuant to Rule 16b-3, if an Insider pays the exercise price of a Stock Option under the Plan by surrendering previously owned Common Stock, such surrender will not be deemed to be a "sale" for purposes of Section 16(b). Insiders should consult counsel before engaging in any transactions in Common Stock or in securities derivative of Common Stock granted pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Prior to the exercise of a Stock Option or the disposition of Common Stock acquired upon the exercise of a Stock Option, each holder should consult with his or her own tax adviser as to the federal and state tax consequences of such exercise or disposition. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the Employee Retirement Income Security Act of 1974.

     The following is a brief description of the federal income tax treatment which will generally apply to Stock Options under the Plan, which does not purport to be complete. Reference should be made to applicable provisions of the Code:

     Under present regulations providing that an Stock Option does not have a readily ascertainable fair market value unless it is freely transferable and meets certain other conditions, an optionee who is granted a Nonstatutory Option will not realize taxable income at the time the Stock Option is granted. Generally, if an optionee exercises the Stock Option, he or she will be taxed in the year of exercise at ordinary income tax rates on an amount equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price. The Company will receive a corresponding business expense deduction. The optionee's basis in the shares so acquired will be equal to the Stock Option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, he or she will realize capital gain or loss, long-term or short term, depending upon the length of time he or she has held the shares since the Stock Option was extended.

NON-ASSIGNABILITY

     Options shall not be transferable by the participants other than by will or the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" as such term is defined in the Code, and during the lifetime of a participant shall be exercisable only by such participant, except that to the extent permitted by applicable law, and Rule 13-b promulgated by the Securities and Exchange Commission under the Exchange Act, the Administrator may permit a Participant to designate in writing during his or her lifetime a beneficiary to receive and exercise Options in the event of such Participant's death. Any attempt to transfer, assign, hypothecate or otherwise dispose of, or to subject to attachment, execution, or similar process, an Option granted under the Plan contrary to the provisions thereof shall be void and ineffective.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated into this Registration Statement by reference:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 28, 1987, filed with the Commission pursuant to Section 12 of the 1934 Act;

     (4) All other reports filed with the Commission by the Company pursuant to Sections 13 or 15(d) of the 1934 Act since December 31, 1987.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.         DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.         INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an officer, director, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. The Company's Certificate of Incorporation and Amended Bylaws require indemnification of the Company's directors and officers to the extent such indemnification is permitted under Delaware General Corporation Law.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.         EXHIBITS.

          4.1 FirstFed Financial Corp. 1997 Nonemployee Directors Stock Incentive Plan.

          4.2 Form of Stock Option Agreement under the 1997 Nonemployee Directors Stock Incentive Plan.

          5 Opinion of Counsel as to legality of securities being registered.

          23.1      Consent of Independent Auditors.

          23.2      Consent of Counsel (included in Exhibit 5).

          24 Power of Attorney (included on page 5 of this Registration Statement).

ITEM 9.         UNDERTAKINGS.

          (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered, to each person to whom the Prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on August 12, 1997.

                                    FIRSTFED FINANCIAL CORP.

                                    By: /s/ ANN E. LEDERER
                                       --------------------------------
                                              Ann E. Lederer,
                                              Senior Vice President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Babette E. Heimbuch, James P. Giraldin and Ann E. Lederer or such officer of FirstFed Financial Corp., as they may designate, or any one of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                            SIGNATURES ON NEXT PAGE

     Signature                    Title(s)                             Date
     ---------                    --------                             ----

/s/ WILLIAM S. MORTENSEN    Chairman of the Board,                 July 27, 1997
------------------------
William S. Mortensen        Director



/s/ BABETTE E. HEIMBUCH     President, Chief Executive Officer,    July 27, 1997
-----------------------     Director (Principal Executive Officer)
Babette E. Heimbuch


/s/ JAMES P. GIRALDIN       Senior Executive Vice President,       July 27, 1997
---------------------       Chief Operating Officer
James P. Giraldin


/s/ DOUGLAS GODDARD         Executive Vice President,
-------------------         Chief Financial Officer
Douglas Goddard             (Principal Financial Officer;
                            Principal Accounting Officer)          July 27, 1997


/s/ CHRISTOPHER M. HARDING  Director                               July 27, 1997
--------------------------
Christopher M. Harding


/s/ JAMES L. HESBURGH       Director                               July 27, 1997
---------------------
James L. Hesburgh


/s/ CHARLES F. SMITH        Director                               July 27, 1997
--------------------
Charles F. Smith


/s/ STEVEN L. SOBOROFF      Director                               July 27, 1997
----------------------
Steven L. Soboroff


/s/ JOHN R. WOODHULL        Director                               July 27, 1997
--------------------
John R. Woodhull


/s/ WILLIAM G. OUCHI        Director                               July 27, 1997
--------------------
William G. Ouchi


/s/ WILLIAM P. RUTLEDGE     Director                               July 27, 1997
-----------------------
William P. Rutledge

                                 EXHIBIT INDEX

Exhibit Number                  Description                                           Sequentially Numbered page/*/
-----------------------------   ------------------------------                        -----------------------------
4.1                             FirstFed Financial
                                Corp. 1997 Nonemployee Directors
                                Stock Incentive Plan

4.2                             Form of Stock Option Agreement
                                under the 1997 Nonemployee Directors
                                Stock Incentive Plan

5                               Opinion of Counsel as
                                to legality of securities
                                being registered.

23.1                            Consent of Independent
                                Auditors.

23.2                            Consent of Counsel (included
                                in Exhibit 5).

24                              Power of Attorney (included in
                                signature page).

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/*/  This information appears only in the manually signed copy of this
     Registration Statement retained by FirstFed.